Exhibit 22.1

Subsidiaries of Hudson Pacific Properties, Inc.

Name	Jurisdiction of Formation / Incorporation
HCTD, LLC	Delaware
HFOP City Plaza, LLC	Delaware
Howard Street Associates, LLC	Delaware
Hudson 10950 Washington, LLC	Delaware
Hudson 1455 Market, LLC	Delaware
Hudson 222 Kearny, LLC	Delaware
Hudson 6040 Sunset, LLC (f/k/a SGS Holdings, LLC)	Delaware
Hudson 9300 Wilshire, LLC	Delaware
Hudson Capital, LLC	California
Hudson Del Amo Office, LLC	Delaware
Hudson Media and Entertainment Management, LLC	Delaware
Hudson OP Management, LLC	Delaware
Hudson Pacific Properties, L.P.	Maryland
Hudson Pacific Services, Inc.	Maryland
Hudson Tierrasanta LLC (f/k/a Glenborough Tierrasanta, LLC)	Delaware
Sunset Bronson Entertainment Properties, LLC	Delaware
Sunset Bronson Services, LLC	Delaware
Sunset Gower Services, LLC	Delaware
Sunset Gower Entertainment Properties, LLC	Delaware
Sunset Studios Holdings, LLC	Delaware
Hudson 625 Second, LLC	Delaware
Rincon Center Commercial, LLC	Delaware
Hudson Rincon Center, LLC	Delaware
Hudson 275 Brannan, LLC	Delaware
Hudson 604 Arizona, LLC	Delaware
Hudson 6922 Hollywood, LLC	Delaware
Hudson First Financial Plaza, LLC	Delaware
Combined/Hudson 9300 Culver LLC	Delaware
Hudson 9300 Culver, LLC	Delaware
Hudson 10900 Washington, LLC	Delaware
Hudson Element LA, LLC (f/k/a Hudson Lab4, LLC)	Delaware
Hudson 901 Market, LLC	Delaware
Hudson JW, LLC	Delaware
Hudson MC Partners, LLC	Delaware
P1 Hudson MC Partners, LLC	Delaware
P2 Hudson MC Partners, LLC	Delaware
Hudson 3401 Exposition, LLC	Delaware
Hudson Met Park North, LLC	Delaware
Hudson First & King, LLC	Delaware
Hudson Northview, LLC	Delaware
Hudson 1861 Bundy, LLC	Delaware
Hudson Merrill Place, LLC	Delaware
Hudson 3402 Pico, LLC	Delaware
Hudson 801 S. Broadway Participation, LLC	Delaware
Hudson 1455 Market Street, LLC	Delaware
Hudson 12655 Jefferson, LLC	Delaware

Exhibit 22.1

Hudson 1455 GP, LLC	Delaware
Hudson Palo Alto Square, LLC	Delaware
Hudson 3400 Hillview Avenue, LLC	Delaware
Hudson Embarcadero Place, LLC	Delaware
Hudson Foothill Research Center, LLC	Delaware
Hudson Page Mill Center, LLC	Delaware
Hudson Clocktower Square, LLC	Delaware
Hudson 3176 Porter Drive, LLC	Delaware
Hudson 2180 Sand Hill Road, LLC	Delaware
Hudson Towers at Shore Center, LLC	Delaware
Hudson Skyway Landing, LLC	Delaware
Hudson Shorebreeze, LLC	Delaware
Hudson 555 Twin Dolphin Plaza, LLC	Delaware
Hudson 333 Twin Dolphin Plaza, LLC	Delaware
Hudson Bayhill Office Center, LLC	Delaware
Hudson Peninsula Office Park, LLC	Delaware
Hudson Bay Park Plaza	Delaware
Hudson Metro Center, LLC	Delaware
Hudson One Bay Plaza, LLC	Delaware
Hudson Concourse, LLC	Delaware
Hudson Gateway Place, LLC	Delaware
Hudson Metro Plaza, LLC	Delaware
Hudson 1740 Technology, LLC	Delaware
Hudson Skyport Plaza, LLC	Delaware
Hudson Techmart Commerce Center, LLC	Delaware
Hudson Patrick Henry Drive, LLC	Delaware
Hudson Campus Center, LLC	Delaware
Hudson Campus Center Land, LLC	Delaware
Hudson Skyport Plaza Land, LLC	Delaware
Hudson 4th & Traction, LLC	Delaware
Hudson 1003 4th Place, LLC	Delaware
Hudson 405 Mateo, LLC	Delaware